Exhibit 4.5B

                                 DIAMOND JO, LLC
                     THE OLD EVANGELINE DOWNS CAPITAL CORP.

                $233,000,000 8 3/4% SENIOR SECURED NOTES DUE 2012

                  JOINDER TO THE REGISTRATION RIGHTS AGREEMENT

                                                                   June 16, 2004



JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025


Ladies and Gentlemen:

            Reference is made to the Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") dated April 16, 2004, by and among Diamond Jo, LLC, a Delaware limited liability company (the "COMPANY"), The Old Evangeline Downs Capital Corp., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS"), and the Guarantors listed on the signature pages thereto under the heading "Guarantors," on the one hand, and Jefferies & Company, Inc. (the "INITIAL PURCHASER"), on the other hand. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Registration Rights Agreement.

            This letter agreement is being executed and delivered concurrently with the consummation of the Reorganization Transactions.

            1. Joinder. Peninsula Gaming, LLC, a Delaware limited liability company (the "PARENT ISSUER"), hereby agrees to be bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as an "Issuer" therein and as if the Parent Issuer had executed the Registration Rights Agreement on the date thereof.

            2. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5 1401 AND 5 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH ISSUER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING

TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH ISSUER AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH ISSUER AND EACH GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH ISSUER OR SUCH GUARANTOR, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY TO THIS AGREEMENT IN ANY OTHER JURISDICTION.

            3. Counterparts. This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            4. Amendments. No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            5.  Headings.   The  headings  in  this  letter  agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                            [signature pages follow]

            If the foregoing is in accordance with your understanding of this letter agreement, kindly sign and return to us a counterpart thereof, whereupon this instrument will become a binding agreement among the Issuers, the Guarantors, the Parent Issuer party hereto and the Initial Purchaser in accordance with its terms.

                                            Very truly yours,

                                            PENINSULA GAMING, LLC


                                            By:/s/M. BRENT STEVENS
                                               ------------------------------
                                               Name:  M. Brent Stevens
                                               Title: Chief Executive Officer

ACCEPTED AND AGREED TO:

JEFFERIES & Company, Inc.



By: /s/STEVE CROXTON
   ----------------------
   Name: Steve Croxton
   Title:  Managing Director